Exhibit 10(a)





                        CONSTELLATION ENERGY GROUP, INC.
                        --------------------------------


                             EXECUTIVE BENEFITS PLAN
                             -----------------------



                       NOTE - SEE ATTACHED SUMMARY OF NEW
                       EXECUTIVE PENSION PROVISIONS FOR A
                   DESCRIPTION OF CHANGES AFFECTING THIS PLAN
                    THAT HAVE NOT YET BEEN INCORPORATED INTO
                          FINAL WRITTEN PLAN DOCUMENTS




                             Restated October, 1999

                               TABLE OF CONTENTS


                                                                        Page No.

1.   Objective                                                             1

2.   Definitions                                                           1

3.   Plan Administration                                                   4

4.   Eligibility                                                           4

5.   Supplemental Pension Benefit                                          4
     (a)  Retirement benefits                                              4
          (i)   Eligibility for retirement benefits
          (ii)  Computation of retirement benefits                         5
          (iii) Form of payout of retirement benefits                      6
          (iv)  Amount, timing, and source of monthly
                retirement benefit payout                                  7
          (v)   Amount, timing, and source of lump sum
                retirement benefit payout                                  7
          (vi)  Death of participant entitled to lump sum payout           7
          (vii) Health and dental benefits                                 7
     (b)  Accrued benefit                                                  8
          (i)   Computation of gross accrued benefit                       8
          (ii)  Computation of net accrued benefit                         8
     (c)  Entitlement to benefit upon happening of
          certain events                                                   9
          (i)   Satisfaction of requirements                               9
          (ii)  Other events                                               9
                (1)  Change in control                                     9
                (2)  Plan amendment                                        9
                (3)  Involuntary Demotion, Termination
                     From Employment With Constellation
                     Energy Group, or eligibility
                     withdrawal without Cause                             10
          (iii) Form of benefit payout                                    10
          (iv)  Amount, timing and source of benefit
                payout                                                    10
          (v)   Death of participant entitled to lump
                sum payout                                                11
     (d)  Other benefits                                                  12
          (i)   Eligibility for other benefits                            12
          (ii)  Computation of other benefits                             12
          (iii) Form of payout of other benefits                          13
          (iv)  Amount, timing, and source of monthly
               other benefit payout                                       13

6.   Supplemental Long-Term Disability Benefit                            13
          (i)   Eligibility for disability benefits                       13
          (ii)  Computation of disability benefits                        14
          (iii) Form of payment of disability benefits                    14
          (iv)  Amount, timing, and source of monthly
                disability benefit payout                                 14
          (v)   Bonus                                                     15

7.   Supplemental Survivor Annuity Benefit 15
     (a)  Survivor annuity benefit                                        15
          (i)   Eligibility for survivor annuity benefit                  15
          (ii)  Computation of survivor annuity benefit                   15
          (iii) Form of payout of survivor annuity benefits               17
          (iv)  Amount, timing, and source of monthly
                survivor annuity benefit payout                           17
     (b)  Other survivor benefit                                          17
          (i)   Eligibility for other survivor benefit                    17
          (ii)  Computation of other survivor benefit                     18
          (iii) Form of payout of other survivor
                     benefit                                              18
          (iv)  Amount, timing, and source of monthly
                other survivor benefit payout                             18

8.   Death Benefit                                                        19

9.   Dependent Death Benefit                                              19

10.  Sickness Benefit                                                     19

11.  Vacation Benefit                                                     20

12.  Planning Benefit                                                     20

13.  Miscellaneous                                                        21

                        CONSTELLATION ENERGY GROUP, INC.
                        --------------------------------

                             EXECUTIVE BENEFITS PLAN
                        --------------------------------


1.   Objective. The objective of this Plan is to enhance the benefits provided
     ---------
     to officers and key employees of Constellation Energy Group and its subsidiaries in order to attract and retain talented executive personnel.

2.   Definitions. All words beginning with an initial capital letter and not
     -----------
     otherwise defined herein shall have the meaning set forth in the Pension Plan. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning
     ----------
     specified below:

     "Annual Base Salary" means an amount determined by adding the monthly base rate of pay amounts (i.e., the types of such pay that are includable in the computation of Pension Plan benefits)earned over the twelve calendar months immediately preceding the month that includes the date of the computation.

     "Average Incentive Award" (or "Average Award") means generally the product of the percentage equal to an average of the two highest of the participant's five immediately prior year award percentages earned under Constellation Energy Group's Executive Annual Incentive Plan, Constellation Energy Group's Senior Management Annual Incentive Plan and/or the Results Incentive Awards Program multiplied by the participant's annualized base rate of pay amount (i.e., the types of such pay that are includable in the computation of Pension Plan benefits) in effect at the end of the prior year.

     "Cause" means the participant's (a) failure to comply with Constellation Energy Group policy, (b) deliberate and continual refusal to satisfactorily perform employment duties on substantially a full-time basis, (c) deliberate and continual refusal to act in accordance with any specific instructions of a majority of Constellation Energy Group's Board of Directors, (d) disclosure, without the consent of a majority of Constellation Energy Group's Board of Directors, of confidential information or trade secrets concerning Constellation Energy Group which could be materially damaging to Constellation Energy Group, or (e) deliberate misconduct which could be materially damaging to Constellation Energy Group without reasonable good faith belief by the participant that such conduct was in the best interest of Constellation Energy Group.

     "Change in Control" means (a) the purchase or acquisition by any person, entity or group of persons, (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any comparable successor provisions), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either the outstanding shares of common stock of Constellation Energy Group or the combined voting power of Constellation Energy Group's then outstanding shares of voting securities entitled to a vote generally, or (b) the consummation of, following the approval by the stockholders of Constellation Energy Group of a reorganization, merger, or consolidation of Constellation Energy Group, in each case, with respect to which persons who were stockholders of Constellation Energy Group immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities, or (c) a liquidation or dissolution of Constellation Energy Group or the sale of substantially all of its assets, or (d) a change of more than one-half of the members of the Board of Directors of Constellation Energy Group within a 90-day period for reasons other than the death, disability, or retirement of such members.

     "Committee" means the Committee on Management of the Board of Directors of Constellation Energy Group.

     "Constellation Energy Group" means Constellation Energy Group, Inc., a Maryland corporation, or its successor.

     "Constellation Energy Group's Executive Annual Incentive Plan" means such plan or other incentive plan or arrangement designated in writing by the Plan Administrator.

     "Constellation Energy Group's Senior Management Annual Incentive Plan" means such plan or other incentive plan or arrangement designated in writing by the Plan Administrator.

     "Demotion" means a transfer to a position with Constellation Energy Group or a subsidiary of Constellation Energy Group that either (a) is below the substantially equivalent position in which the participant was employed on the date of transfer, or (b) results in a substantial reduction in pay when compared to the participant's pay on the date of the transfer. Whether a position is a substantially equivalent position shall be determined in the reasonable discretion of the Committee, with reference to factors including whether the participant retains principal responsibility for a department or division, and whether the participant remains eligible for the perquisites enjoyed by the participant before the position change.

     "Income Replacement Percentage" means the percentage under the LTD Plan that is used to calculate the participant's actual LTD Plan benefit.

     "Interest Rate" means the rate equal to 3.5% plus 65% of yield on the Lehman Brothers Government/Corporate Bond Index.

     "LTD Plan" means the Constellation Energy Group, Inc. Disability Insurance Plan as may be amended from time to time, or any successor plan.

     "Mortality Table" means the mortality table used to value liabilities for Pension Plan funding purposes.

     "Pension Plan" means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time, or any successor plan.

     "Plan Administrator" means, as set forth in Section 3, the Committee.

     "Rabbi Trust" means the trust adopted by Constellation Energy Group pursuant to the Grantor Trust Agreement Dated as of April 30, 1999, between Constellation Energy Group and Citibank, N.A.

     "Results Incentive Awards Program" means the program applicable to certain employees that provides awards; but includes only the types of awards that are includable in the computation of Pension Plan benefits.

     "Termination From Employment With Constellation Energy Group" means a participant's separation from service with

     Constellation Energy Group or a subsidiary of Constellation Energy Group; however, a participant's retirement, disability, or transfer of employment to or from a subsidiary of Constellation Energy Group shall not constitute a Termination From Employment With Constellation Energy Group.

3.   Plan Administration. The Committee is the Plan Administrator and has sole
     -------------------
     authority (except as specified otherwise herein) to interpret the Plan and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective. Appeals of written decisions by the Plan Administrator may be made to the Board of Directors of Constellation Energy Group. Decisions by the Board shall be final and not subject to further appeal. The Plan Administrator shall have the power to delegate all or any part of its duties to one or more designees, and to withdraw such authority, by written designation.

4.   Eligibility. Each officer or key employee of Constellation Energy Group or
     -----------
     its subsidiaries may be designated in writing by the Plan Administrator as a participant with respect to one or more benefits under the Plan. Once designated, participation shall continue until such designation is withdrawn at the discretion and by written order of the Plan Administrator, provided, however, that such withdrawal may not be made for benefits provided pursuant to Sections 5 and 7 with respect to a participant who has satisfied the eligibility requirements to retire (as set forth in Section 5(a)(i)). Notwithstanding the foregoing, any participant who is disabled under the LTD Plan shall continue to participate in this Plan while classified as disabled and, for purposes of the supplemental pension benefit provided by this Plan, while classified as disabled, shall be deemed to continue to accrue Credited Service until no later than his/her Normal Retirement Date.

5.   Supplemental Pension Benefit.
     -----------------------------

     (a)  Retirement benefits.
          -------------------

          (i)  Eligibility for retirement benefits. A participant shall be
               -----------------------------------
               eligible to retire under this Plan on or after the participant's Normal Retirement Date, or on the first day of any month preceding his/her Normal Retirement Date, if the participant has attained (1) age 55 and has accumulated at least 20 years of Credited Service; or (2) age 60 and has accumulated at least one year of Credited Service.

          (ii) Computation of retirement benefits. A participant who is eligible
               ----------------------------------
               to retire under this Plan will be entitled to supplemental pension retirement benefits under this Plan, which will be calculated as set forth below on the participant's Retirement
               Date:

               (1)  add the Annual Base Salary and the Average Incentive Award,

               (2)  divide the sum by 12,

               (3) multiply this dollar amount by the appropriate percentage, determined as follows: Chairman of the Board and President of Constellation Energy Group, and President of Constellation Enterprises, Inc. - 60%; all other participants (by completed years of Credited Service) 1 through 9 - 3% per year; 10 through 19 - 40%; 20 through 24
                    - 45%; 25 through 29 - 50%; and 30 or more - 55%,

               (4) multiply this dollar amount by the Early Retirement Adjustment Factor set forth under the Pension Plan; provided, however, if the participant is age 62 or older and is an officer or key employee of Constellation Energy Group or its subsidiaries, other than the Chairman of the Board and President of Constellation Energy Group or the President of Constellation Enterprises, Inc., such factor shall be one
                    (1),

               (5) subtract from this dollar amount the charges relating to coverage for a preretirement survivor annuity in excess of 50%, and for a post-retirement survivor annuity in excess of 50%, and

               (6) subtract from the remainder the net amount payable to the participant under the Pension Plan.

         (iii) Form of payout of retirement benefits. Each participant entitled
               -------------------------------------
               to supplemental pension retirement benefits will receive his/her supplemental pension retirement benefits payout in the form of a monthly payment, unless the participant makes a valid election to receive his/her supplemental pension retirement benefits payout in the form of a lump sum.

               A participant may elect to receive his/her supplemental pension retirement benefits payout in the form of a lump sum by submitting to the Plan Administrator a signed Lump Sum Election Form. The Form must be received by the Plan Administrator before the beginning of the calendar year during which the participant's Retirement Date occurs. The election may be revoked at any time before the beginning of the calendar year during which the participant's Retirement Date occurs, by submitting to the Plan Administrator a signed Lump Sum Revocation Form.

         (iv)  Amount, timing, and source of monthly retirement benefit payout.
               ---------------------------------------------------------------
               A participant entitled to monthly supplemental pension retirement benefits will receive monthly payments equal to the amount determined under paragraph (a)(ii). Such payments shall commence effective with the participant's Retirement Date. If such participant receives (or would have received but for the Internal Revenue Code limitations) cost of living adjustment(s) under the Pension Plan, the monthly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s). Monthly payments hereunder shall permanently cease upon the death of the participant, effective with the monthly payment for the month following the month of the participant's death. Monthly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

         (v)   Amount, timing, and source of lump sum retirement benefit payout.
               ----------------------------------------------------------------
               A participant entitled to a lump sum supplemental pension retirement benefit will receive a lump sum payment. This lump sum payment will be calculated by a certified actuary and will be equal to the present value of an immediate annuity including the estimated present value of post-retirement supplemental survivor annuity benefits described in Section 7, using (1) the supplemental pension retirement benefit amount calculated under paragraph
                (a)(ii), which is expressed as a monthly amount, (2) the Interest Rate computed on the participant's Retirement Date, and
                (3) the Mortality Table. Such lump sum payment shall be made within 60 days after the participant's Retirement Date. The lump sum payment shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. A participant who receives a lump sum payment shall not be entitled to any cost of living or other pension payment adjustments or to post-retirement survivor annuity coverage under the Plan.

          (vi)  Death of participant entitled to lump sum payout. In the event
                ------------------------------------------------
                of the death of a participant after his/her Retirement Date and before the participant receives the lump sum payment under paragraph (a)(v), such lump sum payment shall be made to the participant's surviving spouse (as defined in Section 7(i)). The lump sum payment shall be the same amount and made at the same time and from the same sources as set forth in paragraph (a)(v). If there is no surviving spouse at the date of the participant's death, no payments shall be made pursuant to Sections 5 or 7. A surviving spouse who receives a lump sum benefit under this paragraph (a)(vi) shall not be entitled to any cost of living or other pension payment adjustments or to post-retirement survivor annuity coverage under the Plan.

          (vii) Health and dental benefits. A participant who receives
                --------------------------
                supplemental pension retirement benefits under this Plan, but who is not eligible for benefits under the Constellation Energy Group Retiree Flexible Benefits Program, is entitled to health and dental benefits under this Plan that in the sole discretion of the Plan Administrator, are reasonably similar to health and dental benefits provided for participants under the Constellation Energy Group Retiree Flexible Benefits Program, taking into account employer cost, age and service.

     (b)  Accrued benefit.
          ---------------

          (i)  Computation of gross accrued benefit. The computation of the
               ------------------------------------
               gross accrued supplemental pension benefit for a participant as of the date of the computation will be made as follows:

               (1)  add the Annual Base Salary and the Average Incentive Award,

               (2)  divide the sum by 12, and

               (3) multiply this dollar amount by the appropriate percentage, determined as follows: Chairman of the Board and President of Constellation Energy Group and President of Constellation Enterprises, Inc. - 60%; all other participants (by completed years of Credited Service as of the date of the computation) 1 through 9 - 3% per year; 10 through 19 - 40%; 20 through 24 - 45%; 25 through 29 - 50%; and 30 or more - 55%.

          (ii) Computation of net accrued benefit. The computation of the net
               ----------------------------------
               accrued supplemental pension benefit for a participant as of the date of the computation will be made by subtracting from the gross accrued benefit determined under paragraph (b)(i) the amount, computed on the date a benefit is payable under paragraph
               (c)(iv), of (1) the participant's Accrued Gross Pension under the Pension Plan, expressed as a monthly amount if the participant is not eligible for Normal Retirement, Early Retirement or Disability Retirement benefits under the Pension Plan, otherwise
               (2) the gross amount payable to the participant under the Pension Plan.

     (c)  Entitlement to benefit upon happening of certain events.
          -------------------------------------------------------

          (i)  Satisfaction of requirements. A participant who has satisfied the
               ----------------------------
               age and Credited Service requirements set forth in Section 5(a)(i) while eligible as set forth in Section 4, but who does not retire under the Plan due to Demotion, Termination From Employment With Constellation Energy Group, or the withdrawal of a participant's eligibility to participate under Section 5, shall be entitled to his/her net accrued supplemental pension benefit. The effective date of the Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal event shall be the date of such Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal.

          (ii) Other events. A participant, regardless of his/her age and years
               ------------
               of Credited Service, shall be entitled to his/her net accrued supplemental pension benefit upon the happening of any of the following entitlement events, but only if such entitlement event occurs before a participant retires under this Plan:

               (1)  Change in Control. A Change in Control, followed within two
                    -----------------
                    years by the participant's Demotion, a participant's Termination From Employment With Constellation Energy Group, or the withdrawal of the participant's eligibility to participate under the Plan, is an entitlement event. The effective date of the entitlement event shall be the date of the Demotion, Termination From Employment With Constellation Energy Group, or eligibility withdrawal.

               (2)  Plan amendment. A Plan amendment that has the effect of
                    --------------
                    reducing a participant's gross accrued supplemental pension benefit is an entitlement event. In determining whether such a reduction has occurred, the participant's gross accrued supplemental pension benefit calculated on the day immediately preceding the effective date of the amendment shall be compared to the participant's gross accrued supplemental pension benefit calculated on the effective date of the amendment. An amendment that has the effect of reducing future benefit accruals is not an entitlement event. It is intended that an entitlement event under this paragraph (c)(i)(2) will occur only with respect to those amendments that are substantially similar to amendments that are prohibited by Internal Revenue Code section 411(d)(6) with respect to qualified pension plans. The effective date of the entitlement event shall be the effective date of the Plan amendment.

               (3)  Involuntary Demotion, Termination From Employment With
                    ------------------------------------------------------
                    Constellation Energy Group, or eligibility withdrawal
                    -----------------------------------------------------
                    without Cause. A participant's involuntary Demotion or
                    -------------
                    involuntary Termination From Employment With Constellation Energy Group without Cause, or the withdrawal of a participant's eligibility to participate under Sections 5 or 7 of the Plan without Cause, is an entitlement event. The effective date of the entitlement event shall be the effective date of the participant's involuntary Demotion or involuntary Termination From Employment With Constellation Energy Group without Cause, or the eligibility withdrawal without Cause.

          (iii) Form of benefit payout. Each participant entitled to a payout
                ----------------------
                under this paragraph (c) will receive such payout in the form of a lump sum payment.

          (iv)  Amount, timing, and source of benefit payout. A participant
                --------------------------------------------
                entitled to a payout of his/her net accrued benefit, as a result of the occurrence of an event described in paragraphs (c)(i),
                (c)(ii)(1), (2), or (3) will be entitled to a lump sum benefit. This lump sum benefit will be calculated by a certified actuary as the present value of an annuity beginning at age 62 (unless the participant is the Chairman of the Board or President of Constellation Energy Group, or the President of Constellation Enterprises, Inc. in which case age 65) (or the participant's actual age, if the participant is older than age 62 (unless the participant is the Chairman of the Board or President of Constellation Energy Group, or the President of Constellation Enterprises, Inc. in which case age 65) on the date the lump sum benefit is payable), including the estimated present value of post-retirement survivor annuity benefits described in Section 7, using (1) the net accrued benefit amount calculated under paragraph (b)(ii) on the effective date of the event, which is expressed as a monthly amount, (2) the Early Retirement Adjustment Factor (using the method set forth in (a)(ii)(4)) computed by substituting the date the lump sum benefit is payable for the Retirement Date, (3) the Interest Rate computed on the date the lump sum benefit is payable, and (4) the Mortality Table. The lump sum benefit shall be payable on the date that is the later of the date of the participant's Termination From Employment With Constellation Energy Group or the date the participant reaches age 55. The lump sum payment shall be made within 60 days after such date and shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. A participant who receives a lump sum benefit under this paragraph (c)(iv) shall not be entitled to any cost of living or other pension payment adjustments or to preretirement or post-retirement survivor annuity coverage.

          (v)  Death of participant entitled to lump sum payout. In the event of
               ------------------------------------------------
               the death of a participant after the occurrence of an event described in paragraphs (c)(i), (c)(ii)(1), (2), or (3) and before the participant receives the lump sum payment under paragraph (c)(iv), such lump sum payment shall be made to the participant's surviving spouse (as defined in Section 7(i)). The lump sum payment will be calculated by a certified actuary and will be equal to 50% of the present value of an immediate annuity using (1) the monthly amount under paragraph (c)(iv), (2) the Early Retirement Adjustment Factor computed using the participant's age at the date of the participant's death, or if the participant was younger than age 60 on the date of death, using age 60, (3) the Interest Rate computed on the date the lump sum benefit is payable, and (4) the Mortality Table. However, if the participant's death occurred during the 60 day period described in paragraph (c)(iv), 100% shall be used instead of 50% in the preceding sentence. The lump sum benefit shall be payable on the date that is the later of the date that the participant would have reached age 55 or the date of the participant's death. The lump sum payment shall be made within 60 days after such date, and shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. If there is no surviving spouse at the date of the participant's death, no payments shall be made pursuant to Sections 5 or 7. A surviving spouse who receives a lump sum benefit under this paragraph (c) (v) shall not be entitled to any cost of living or other pension payment adjustments or to preretirement or post-retirement survivor annuity coverage under the Plan.

     (d)  Other benefits.
          --------------

          (i)  Eligibility for other benefits. Upon a participant's Termination
               ------------------------------
               From Employment With Constellation Energy Group, if such participant (1) does not satisfy the requirements of Sections 5(a)(i), 5(c)(i), and/or 5(c)(ii), and (2) is a vested participant under the Pension Plan, such participant shall be entitled to the benefits in this Section 5(d).

          (ii) Computation of other benefits. A participant who is eligible for
               -----------------------------
               other benefits will be entitled to benefits under this Plan, which will be calculated as set forth below on the date the participant begins receipt of benefit payments under the Pension
               Plan:

               (1) compute the participant's adjusted monthly benefit payment under the terms of the Pension Plan, by also treating awards, if any, paid to the participant under Constellation Energy Group's Executive Annual Incentive Plan and/or Constellation Energy Group's Senior Management Annual Incentive Plan during the immediately preceding twenty-four consecutive months as bonuses and/or incentives included in the computation of the participant's Average Pay (as defined under the Pension Plan), and

               (2) subtract from the amount in (1) above the participant's actual monthly benefit payment under the Pension Plan.

                    For purposes of the computation in (1), the participant will bear the cost of any post-retirement survivor annuity coverage provided under Section 7(b).

          (iii) Form of payout of other benefits. Each participant entitled to
                --------------------------------
                other benefits will receive his/her other benefits payout in the form of a monthly payment.

          (iv)  Amount, timing, and source of monthly other benefit payout. A
                ----------------------------------------------------------
                participant entitled to monthly other benefits will receive monthly payments equal to the amount determined under paragraph
                (d)(ii). Such payments shall commence effective with the date the participant commences receipt of benefit payments under the Pension Plan. Monthly payments hereunder shall permanently cease upon the death of the participant, effective with the monthly payment for the month following the month of the participant's death. Monthly payments hereunder shall be made from general corporate assets.

6.   Supplemental Long-Term Disability Benefit.
     -----------------------------------------

     (i)  Eligibility for disability benefits. Any participant who has completed
          -----------------------------------
          at least one full calendar month of service with Constellation Energy Group or its subsidiaries, who has elected coverage under the LTD Plan, and who is disabled (as determined under the LTD Plan) will be entitled to supplemental disability benefits under this Plan.

     (ii) Computation of disability benefits. The amount of such supplemental
          ----------------------------------
          disability benefits shall be determined as follows:

          (1) multiply the monthly base rate of pay amount in effect immediately prior to becoming entitled to benefits under the LTD Plan by twelve,

          (2)  add the Average Incentive Award to the product,

          (3) add certain bonuses and incentives that are included in the computation of Average Pay under the Pension Plan (except that awards under the Results Incentive Awards Program shall be excluded), earned over the last 12 months to the product,

          (4)  divide the sum by 12,

          (5) multiply this monthly dollar amount by the Income Replacement Percentage, and

          (6) subtract from the product the gross monthly amount provided for the participant under the LTD Plan before such amount is reduced for other benefits as set forth under the LTD Plan.

     (iii) Form of payment of disability benefits. Each participant entitled to
           --------------------------------------
           supplemental disability benefits will receive his/her supplemental disability benefit payout in the form of a monthly payment.

     (iv)  Amount, timing, and source of monthly disability benefit payout. A
           ---------------------------------------------------------------
           participant entitled to supplemental disability benefits will receive a monthly payment equal to the amount determined under (ii) above. Such payments shall commence effective with the commencement of the participant's LTD Plan benefit payments. Monthly payments shall permanently cease when benefit payments under the LTD Plan cease. Monthly payments shall be made from Constellation Energy Group's general corporate assets.

           If a participant receiving payments pursuant to this Section 6 receives cost of living or other inflation/indexing adjustment(s) under the LTD Plan, the payments hereunder will be automatically increased based on the same percentage of, and at the same time as, such adjustment(s).

     (v)  Bonus. Any participant who has less than ten years of Credited Service
          -----
          shall be entitled to a monthly taxable cash bonus, equal to an amount based on the cost of LTD Plan coverage, using the formula for computing Constellation Energy Group-provided Flexible Benefits Plan credits for LTD Plan coverage and taking into account the Participant's Credited Service and covered compensation. Such cash bonus shall be made from general corporate assets.

7.   Supplemental Survivor Annuity Benefit.
     -------------------------------------

     (a)  Survivor annuity benefit.
          ------------------------

          (i)  Eligibility for survivor annuity benefit. Following the death of
               ----------------------------------------
               a participant (other than a participant who satisfied the requirements of Section 5(d)(i) upon such participant's Termination From Employment With Constellation Energy Group), a supplemental survivor annuity may be paid to the participant's surviving spouse until the death of that spouse, using the same percentage to compute such supplemental benefit that is actually used to compute any survivor annuity provided on behalf of the participant under the Pension Plan. The participant will not bear the cost of up to a 50% survivor annuity benefit, but will bear the cost of a survivor annuity benefit in excess of 50%. For purposes of this Section 7(a), a participant's surviving spouse is the individual married to the participant on the date of the participant's death. If there is no surviving spouse, or if the participant or the participant's spouse previously received or is entitled to receive a lump sum payment under Section 5, no supplemental survivor annuity will be payable.

          (ii) Computation of survivor annuity benefit. The amount of the
               ---------------------------------------
               supplemental survivor annuity will be determined as follows:

               (1)  if the participant had retired prior to the date of death:

                    (a) begin with the monthly pension benefit (under Section 5(a) of this Plan) that the participant was receiving prior to the date of death, and

                    (b) multiply this dollar amount by the percentage used to compute the survivor annuity provided on behalf of the participant under the Pension Plan.

               (2)  otherwise:

                    (a) begin with the larger of the Early Retirement pension benefit (under both the Pension Plan and Section 5(a) of this Plan) to which the participant would have been entitled to receive if the:

                         (A) participant had been retired at age 60 on the date of death for purposes of computing the Early Retirement Adjustment Factor, or

                         (B) participant had retired on the date of death for purposes of computing the Early Retirement Adjustment Factor,

                    (b) multiply this dollar amount by the percentage used to compute the survivor annuity provided on behalf of the participant under the Pension Plan,

                    (c) subtract from the product the net amount, if any, of the survivor annuity provided on behalf of the participant under the Pension Plan, and

                    (d) subtract from this dollar amount the charges relating to coverage (under both the Pension Plan and this Plan) for a preretirement survivor annuity in excess of 50%, and for a post-retirement survivor annuity in excess of 50%.

          (iii) Form of payout of survivor annuity benefits. Each surviving
                -------------------------------------------
                spouse entitled to a supplemental survivor annuity benefit will receive his/her survivor annuity benefit payout in the form of a monthly payment.

          (iv) Amount, timing, and source of monthly survivor annuity benefit
               --------------------------------------------------------------
               payout. A surviving spouse entitled to monthly supplemental
               ------
               survivor annuity benefits will receive a monthly payment equal to the amount determined under (ii) above. Such payments shall commence effective with the first day of the month following the month of the participant's death. If such surviving spouse receives (or would have received but for the Internal Revenue Code limitations) cost of living adjustment(s) under the Pension Plan, the monthly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s). Monthly payments hereunder shall permanently cease upon the death of the surviving spouse, effective with the monthly payment for the month following the month of the surviving spouse's death. Monthly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

     (b)  Other survivor benefit.
          ----------------------

          (i)  Eligibility for other survivor benefit. Following the death of a
               --------------------------------------
               participant who satisfied the requirements of Section 5(d)(i) upon such participant's Termination From Employment With Constellation Energy Group, a survivor benefit may be paid to the participant's surviving spouse until the death of that spouse. For purposes of this Section 7(b), a participant's surviving spouse is the individual who is the Surviving Spouse under the Pension Plan. If there is no surviving spouse, no survivor benefit will be payable.

          (ii) Computation of other survivor benefit. The amount of the survivor
               -------------------------------------
               benefit will be calculated as set forth below on the date the surviving spouse begins receipt of benefit payments under the Pension Plan:

               (1) compute the surviving spouse's adjusted monthly benefit payment under the terms of the Pension Plan, by also treating awards, if any, paid to the participant under Constellation Energy Group's Executive Annual Incentive Plan and/or Constellation Energy Group's Manager Annual Incentive Plan during the immediately preceding twenty-four consecutive months as bonuses and/or incentives included in the computation of the participant's Average Pay (as defined under the Pension Plan), and

               (2) subtract from the amount in (1) above the surviving spouse's actual monthly benefit payment under the Pension Plan.

                    For purposes of the computation in (1), the surviving spouse will bear the cost of the survivor benefit.

          (iii) Form of payout of other survivor benefit. Each surviving spouse
                ----------------------------------------
                entitled to a survivor benefit will receive his/her survivor benefit payout in the form of a monthly payment.

          (iv)  Amount, timing, and source of monthly other survivor benefit
                ------------------------------------------------------------
                payout. A surviving spouse entitled to monthly survivor benefits
                ------
                will receive monthly payments equal to the amount determined under paragraph (b)(ii). Such payments shall commence effective with the date the surviving spouse commences receipt of benefit payments under the Pension Plan. Monthly payments hereunder shall permanently cease upon the death of the surviving spouse, effective with the monthly payment for the month following the month of the surviving spouse's death. Monthly payments hereunder shall be made from general corporate assets.

8.   Death Benefit. Constellation Energy Group shall make arrangements, through
     -------------
     its split-dollar life insurance program or otherwise, for life insurance coverage for each participant providing that the participant's beneficiary shall receive, as a pre-rollout death benefit, an amount which is approximately equal to three times the participant's compensation, and as a post-rollout benefit, an amount which is approximately equal to two times the participant's compensation, as set forth in a separate agreement between Constellation Energy Group and the participant.

     As determined in the sole discretion of the Plan Administrator, in the event that either (i) a participant is ineligible to receive the type of life insurance coverage provided to other participants under this Plan, or
     (ii) such coverage is not available on reasonably cost-effective terms as a result of any penalty for smoking or other factors that are reflected in the insurance carrier's rates, then Constellation Energy Group shall provide a benefit that, in the discretion of the Plan Administrator, is substantially equivalent to the cost of the benefit provided to other participants under this Plan.

9.   Dependent Death Benefit. In the event of the death of a participant's
     -----------------------
     qualified dependent while the participant is an active employee of Constellation Energy Group or a subsidiary of Constellation Energy Group, Constellation Energy Group shall make a death benefit payment to the participant, from general corporate assets. For purposes of this Section 9, qualified dependent shall have the same meaning as set forth in Constellation Energy Group's Family Life Insurance Plan. For purposes of this Section 9, the amount of the death benefit payment shall be the highest amount of insurance that would have been payable with respect to such qualified dependent if coverage had been provided under Constellation Energy Group's Family Life Insurance Plan. The dependent death benefit payment under this Plan shall be grossed-up for income tax withholding.

10.  Sickness Benefit. Each participant, without regard to length of service,
     ----------------
     shall be entitled to the greater of the benefits stipulated under the Constellation Energy Group sick benefit policy for employees or twenty-six
     (26) weeks of paid sick benefits within a rolling 52-week period.

11.  Vacation Benefit. Each participant, without regard to length of service,
     ----------------
     shall be entitled to the greater of the benefits stipulated under the Constellation Energy Group vacation benefit policy for employees or five weeks of paid vacation during a calendar year.

12.  Planning Benefit. Each participant shall be entitled to certain personal
     ----------------
     financial, tax, and estate planning services paid for by Constellation Energy Group but provided through designated professional firms. This entitlement shall be subject to any dollar limitation established by the Plan Administrator with respect to all such fees. The services shall be provided to each participant by the chosen firm(s) on a personalized and confidential basis; and each firm shall have sole responsibility for quality of the services which it may render.

     The services to be provided shall be on an on-going and continuous basis, but shall be limited to (i) the development and legal documentation of both career-oriented financial plans and personal estate plans, and (ii) tax counseling regarding personal tax return preparation and the most advantageous structuring, tax-wise, of proposed personal transactions.

     Such planning benefit shall continue during the year of retirement plus the next two calendar years and include the completion of the federal and state personal tax returns for the second calendar year following retirement. However, if a retired member of senior management continues to serve as a member of the Board of Directors of Constellation Energy Group, his/her planning benefit period shall be extended until he/she no longer serves as a member of the Board of Directors.

     Upon the death of a participant entitled to the planning benefit provided hereunder, his/her surviving spouse shall be entitled to receive the following planning benefit: (i) if the deceased was not retired at the time of death, the surviving spouse shall be entitled to the planning benefit for the year in which the death occurred plus the next two calendar years, including completion of the federal and state personal tax returns for the second calendar year after the year in which the death occurred; or (ii) if the deceased was retired at the time of death, then the surviving spouse shall receive a planning benefit equal to that the deceased would have received if he/she had not died prior to expiration of the planning benefit. The surviving spouse of a retired member of senior management whose death occurs while serving as a member of the Board of Directors of Constellation Energy Group, shall be entitled to a planning benefit as set forth in (i) above.

     The planning benefit provided under this Plan shall be grossed-up for income tax withholding.

13.  Miscellaneous. None of the benefits provided under this Plan shall be
     -------------
     subject to alienation or assignment by any participant or beneficiary nor shall any of them be subject to attachment or garnishment or other legal process except (i) to the extent specially mandated and directed by applicable State or Federal statute; (ii) as requested by the participant or beneficiary to satisfy income tax withholding or liability; and (iii) any policy of insurance written by a commercial carrier on a split-dollar basis shall be assignable.

     This Plan may be amended from time to time, or suspended or terminated at any time, provided, however, that no amendment or termination shall reduce any previously accrued supplemental pension benefit under this Plan or impair the rights of any participant or beneficiary entitled to receive current or future payment hereunder at the time of such action. All amendments to this Plan which would increase or decrease the compensation of any Officer of Constellation Energy Group, either directly or indirectly, must be approved by the Board of Directors. All other permissible amendments may be made at the written direction of the Committee.

     Participation in this Plan shall not constitute a contract of employment between Constellation Energy Group and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

     The Plan, notwithstanding the creation of the Rabbi Trust, is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974. Constellation Energy Group shall make contributions to the Rabbi Trust in accordance with the terms of the Rabbi Trust. Any funds which may be invested and any assets which may be held to provide benefits under this Plan shall continue for all purposes to be a part of the general funds and assets of Constellation Energy Group and no person other than Constellation Energy Group shall by virtue of the provisions of this Plan have any interest in such funds and assets. To the extent that any person acquires a right to receive payments from Constellation Energy Group under this Plan, such rights shall be no greater than the right of any unsecured general creditor of Constellation Energy Group.

     In the event Constellation Energy Group becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Constellation Energy Group will not be the surviving corporation or in which the holders of the common stock of Constellation Energy Group will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of Constellation Energy Group under this Plan.

     This Plan shall be governed in all respects by Maryland law.

                   Summary of New Executive Pension Provisions
                   -------------------------------------------

     Effective January 1, 2000, the Constellation Energy Group, Inc. Board of Directors authorized the company to make changes to the Executive Benefits Plan, and to adopt new plans, to provide supplemental pension and other benefits to executives of the company and certain subsidiaries. The following is a summary of the amended and new plans, formal documents for which have not yet been finalized:

     Constellation Energy Group, Inc. Senior Executive Supplemental Pension Plan
     ---------------------------------------------------------------------------
     - Senior officers of Constellation Energy Group, Inc. and presidents of the primary business units are eligible for a supplemental pension at age 55 or older with 10 or more years of service or age 62 or older with 5 or more years of service. The benefit formula is 5.5% per year of supplemental pension plan eligibility (and for each 4 years of service while not a supplemental pension plan participant, the participant accrues an additional 5.5%), with a maximum gross benefit of 55% for all participants except the Chief Executive Officer of Constellation Energy Group, Inc. who is entitled to a gross 60% benefit regardless of service. Pay under the Plan for purposes of computing benefits is based on the sum of the average of the highest two base salaries and the average of the highest two annual incentive awards earned in the past five 12-month periods. A 4% per year early retirement reduction factor is applied for each year retirement is earlier than age 62. Any lump sum payment under the Plan will be computed with reference to the 30-year Treasury rate, less 50 basis points. The Plan also provides a free 50% survivor annuity benefit. Benefits will be secured under the rabbi trust that currently secures benefits under the Executive Benefits Plan. For participants in the Plan as of January 1, 2000, if benefits under the Supplemental Pension Plan (described below) are greater than benefits under this Plan, the participant will receive benefits only under the Supplemental Pension Plan.

     Constellation Energy Group, Inc. Supplemental Pension Plan - Participants
     ----------------------------------------------------------
     under the Executive Benefits Plan as of December 31, 1999 became participants under the Supplemental Pension Plan effective January 1, 2000. The Supplemental Pension Plan replaces the supplemental pension benefit provisions under the Executive Benefits Plan. The Supplemental Pension Plan benefits are the same as the supplemental pension benefit provisions under the Executive Benefits Plan, with the following modifications: (a) retirement eligibility requirements are reduced to age 55 or older with 10 or more years of service; (b) the early retirement reduction factor is reduced from 6% to 3% for retirements between age 55 and 60, with no reduction for retirements at or after age 62; and (c) any lump sum payment under the Plan will be computed with reference to the 30-year Treasury rate, less 50 basis points. The Plan also provides certain health and dental benefits, and a free 50% survivor annuity benefit. Benefits will be secured under the rabbi trust that currently secures benefits under the Executive Benefits Plan.

     Constellation Energy Group, Inc. Supplemental Benefits Plan - The
     -----------------------------------------------------------
     Supplemental Benefits Plan replaces the supplemental welfare benefit and other non-pension benefit provisions under the Executive Benefits Plan. The Supplemental Benefits Plan benefits are the same as the supplemental welfare and other non-pension benefit provisions under the Executive Benefits Plan. Senior executives and executives of Constellation Energy Group, Inc. and certain of its subsidiaries are eligible to participate in the plan.

     Constellation Energy Group, Inc. Restoration Plan - The Restoration Plan
     -------------------------------------------------
     will provide supplemental pension benefits to employees of Constellation Energy Group, Inc. and certain of its subsidiaries to the extent their pension benefits are impacted by Internal Revenue Service limitations under the Pension Plan of Constellation Energy Group, Inc. Employees who are entitled to benefits under the Senior Executive Supplemental Pension Plan or the Supplemental Pension Plan are not eligible to participate in the Restoration Plan.